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Exhibit 10.5

SECURITY AGREEMENT

        This SECURITY AGREEMENT, dated as of May 10, 2004 (together with all amendments, if any, from time to time hereto, this "Security Agreement"), among Coffeyville Resources, LLC, a Delaware limited liability company, Coffeyville Resources Nitrogen Fertilizers, LLC, a Delaware limited liability company, Coffeyville Resources Refining & Marketing, LLC, a Delaware limited liability company, Coffeyville Resources Crude Transportation, LLC, a Delaware limited liability company and Coffeyville Resources Terminal, LLC, a Delaware limited liability company (together, "Borrowers") Coffeyville Pipeline, Inc., a Delaware corporation, Coffeyville Refining & Marketing, Inc., a Delaware corporation, Coffeyville Nitrogen Fertilizers, Inc., a Delaware corporation, Coffeyville Crude Transportation, Inc., a Delaware corporation, Coffeyville Terminal, Inc., a Delaware corporation, Coffeyville Resources Management, Inc., a Delaware corporation, Coffeyville Group Holdings, LLC, a Delaware limited liability company and Coffeyville Resources Pipeline, LLC, a Delaware limited liability company (together, "Guarantors") (Borrowers and Guarantors are sometimes collectively referred to herein as "Grantors" and individually as a "Grantor"), Congress Financial Corporation (Southwest), in its capacity as administrative agent for the Revolver Secured Parties (as defined in the Credit Agreement referred below) (together with its successors and assigns, the "Administrative Agent") and Credit Suisse First Boston, acting through its Cayman Islands Branch, in its capacity as administrative agent for the Term Secured Parties (as defined in the Credit Agreement) (together with its successors and assigns, the "Term Agent," together with the Administrative Agent are referred to collectively as the "Agents").

W I T N E S S T H:

        WHEREAS, pursuant to that certain Credit Agreement, dated as May 10, 2004, by and among COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company, COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC, a Delaware limited liability company, COFFEYVILLE RESOURCES REFINING & MARKETING, LLC, a Delaware limited liability company, COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC, a Delaware limited liability company and COFFEYVILLE RESOURCES TERMINAL, LLC, a Delaware limited liability company (the "Borrowers"), the financial institutions from time to time parties thereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Sole Bookrunner, Sole Lead Arranger, Syndication Agent and Documentation Agent (in each such respective capacity, the "Arranger", "Documentation Agent" and "Syndication Agent") and Term Agent, and CONGRESS FINANCIAL CORPORATION (SOUTHWEST) as Administrative Agent and Lender, the Pledgors and the other "Credit Parties" named therein (as amended, restated or otherwise modified from time to time, the "Credit Agreement"), the Lenders have agreed to make Loans to and provide other financial accommodations for the benefit of the Borrowers;

        WHEREAS, the Grantors have executed that certain Guaranty dated as of the date hereof in favor of the Administrative Agent pursuant to which such Grantors have agreed to guarantee all the "Revolving Obligations" (as defined in the Credit Agreement) and that certain Guaranty dated as of the date hereof in favor of the Term Agent pursuant to which such Grantors have agreed to guarantee all the "Term Obligations" (as defined in the Credit Agreement) (each Guaranty, as from time to time reaffirmed, amended, restated, supplemented or otherwise modified, the "Guarantees");

        WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedging Contract (as defined in the Credit Agreement) with one or more Eligible Hedge Counterparties (as defined in the Credit Agreement);

        WHEREAS, in order to induce Agents and Lenders and Eligible Hedge Counterparties to enter into the Credit Agreement, the other Loan Documents and the Hedging Contracts and to induce Lenders to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit

Agreement, Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    DEFINED TERMS.

          (a)   All capitalized terms used but not otherwise defined herein have the meanings given to them in Section 1 of the Credit Agreement. All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

          (b)   "Uniform Commercial Code jurisdiction" means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

        2.    GRANT OF LIEN.

          (a)   To secure the prompt and complete payment, performance and observance of all of the Revolving Obligations (specifically including, without limitation, each Borrower's Obligations arising under the cross-guaranty provisions of Section 13 of the Credit Agreement and each Guarantor's Obligations arising under the Guarantees), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Administrative Agent, for the benefit of Revolver Secured Parties, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the "Collateral"), including:

            (i)    all Accounts;

            (ii)   all Chattel Paper;

            (iii)  all Documents;

            (iv)  all General Intangibles (including Payment Intangibles and Software);

            (v)   all Goods (including Inventory, Equipment and Fixtures);

            (vi)  all Instruments;

            (vii) all Investment Property;

            (viii) all Deposit Accounts, of any Grantor, including all Blocked Accounts, Concentration Accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;

            (ix)  all money, cash or cash equivalents of any Grantor;

            (x)   all Supporting Obligations and Letter-of-Credit Rights of any Grantor; and

            (xi)  to the extent not otherwise included, all Proceeds, Commercial Tort Claims, other tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

          (b)   To secure the prompt and complete payment, performance and observance of all of the Term Obligations (specifically including, without limitation, each Guarantor's Obligations arising under the Guarantees), each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Term Agent, for the benefit of Term Secured Parties, a Lien upon all of its right, title and interest in, to and under all Collateral.

          (c)   In addition, to secure the prompt and complete payment, performance and observance of the Obligations and in order to induce Administrative Agent, Term Agent, Revolver Secured Parties and Term Secured Parties as aforesaid, each Grantor hereby grants to Administrative Agent, for the benefit of Revolver Secured Parties, and hereby grants to Term Agent, for the benefit of Term Secured Parties, a right of setoff against the property of such Grantor held by Administrative Agent or Revolver Secured Parties, or Term Agent or Term Secured Party, as the case may be, consisting of property described above in Section 2(a) or Section 2(b) now or hereafter in the possession or custody of or in transit to Administrative Agent or any Revolver Secured Party, or Term Agent or any Term Secured Party, as the case may be, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

          (d)   Notwithstanding the foregoing, any cash distributions permitted by the Credit Agreement shall automatically be released from the security interest granted to the Administrative Agent pursuant to Section 2(a) above and the security interest granted to the Term Agent pursuant to Section 2(b) above, in each case without delivery of any instrument or performance of any further act by any Person.

          (e)   The security interest granted to the Administrative Agent pursuant to Section 2(a) above in any Collateral that does not constitute Revolver Primary Collateral shall be subject and subordinate to the intercreditor and subordination provisions of Annex C to the Credit Agreement. The security interest granted to the Term Agent pursuant to Section 2(b) above in any Collateral that constitutes Revolver Primary Collateral shall be subject and subordinate to the intercreditor and subordination provisions of Annex C to the Credit Agreement.

        3.    AGENT'S AND SECURED PARTIES' RIGHTS: LIMITATIONS ON AGENT'S AND SECURED PARTIES' OBLIGATIONS.

          (a)   It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither of the Agents nor any Secured Party shall have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by either Agent or any Secured Party of any payment relating to any Contract or License pursuant hereto. Neither of the Agents nor any Secured Party shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b)   In accordance with Annex C to the Credit Agreement, either Agent may at any time after an Event of Default has occurred and is continuing without prior notice to any Grantor, notify Account Debtors and other Persons obligated on the Collateral that such Agent has a security interest therein, and that payments shall be made directly to such Agent. Furthermore, if either Agent determines that Account Debtors' contra-accounts or set-off rights may cause Borrowing Availability to be less than zero, in accordance with Annex C to the Credit Agreement, either

  Agent may notify Account Debtors that such Agent has a security interest therein, and that payments shall be made directly to such Agent. Upon the request of either Agent, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without either Agent's prior written consent.

          (c)   In accordance with Annex C to the Credit Agreement, either Agent may at any time in such Agent's own name, in the name of a nominee of such Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to such Agent's satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or Payment Intangibles. If an Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to such Agent and each respective Secured Party at any time and from time to time promptly upon either Agent's request the following reports with respect to each Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as such Agent may request. Each Grantor, at its own expense, shall deliver to the applicable Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

        4.    REPRESENTATIONS AND WARRANTIES.    Each Grantor represents and warrants that:

          (a)   Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances.

          (b)   No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of each Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances.

          (c)   This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Administrative Agent, for the benefit of Revolver Secured Parties and a perfected Lien in favor of the Term Agent, for the benefit of Term Secured Parties, in each case on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code. Each such Lien is prior to all other Liens, subject in the case of priority only to (1) Permitted Encumbrances, (2) in the case of the Lien granted to Term Agent in Revolver Primary Collateral, the Lien in favor of Administrative Agent, and (3) in the case of the Lien granted to Administrative Agent in all other Collateral other than Revolver Primary Collateral, the Lien in favor of Term Agent. Each such Lien is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business). All action by any Grantor necessary or desirable to protect and perfect each such Lien on each item of the Collateral has been duly taken.

          (d)   Schedule II hereto lists all Investment Property, Instruments, Letter of Credit Rights and Chattel Paper of each Grantor. All action by any Grantor necessary or desirable to protect and perfect the Lien of Administrative Agent and the Lien of Term Agent on each item set forth on Schedule II (including the delivery of all originals thereof to the applicable Agent in accordance with Annex C to the Credit Agreement and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken. The Lien of Administrative Agent, for the benefit of

  Revolver Secured Parties, and the lien of Term Agent, for the benefit of Term Secured Parties, on the Collateral listed on Schedule II hereto is each prior to all other Liens, subject in the case of priority only to (1) Permitted Encumbrances, (2) in the case of the Lien granted to Term Agent in Revolver Primary Collateral, the Lien in favor of Administrative Agent, and (3) in the case of the Lien granted to Administrative Agent in all Collateral listed on Schedule II hereto other than Revolver Primary Collateral, the Lien in favor of Term Agent. Each such Lien is enforceable as such against any and all creditors of and purchasers from any Grantor.

          (e)   Each Grantor's name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor's state of incorporation or organization or a statement that no such number has been issued, each Grantor's state of organization or incorporation, the location of each Grantor's chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto. Each Grantor has only one state of incorporation or organization.

          (f)    With respect to the Accounts described on the most recent Collateral Report, except as specifically disclosed in the most recent Collateral Report delivered to the Agents (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor's business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to each Agent; (iii) to each Grantor's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor's books and records and any invoices, statements and Collateral Reports delivered to the Agents and Secured Parties with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any adverse change in such Account Debtor's financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts (x) the amounts shown on all invoices, statements and Collateral Reports which may be delivered to the Agents with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or the applicable Agent as required pursuant to the terms of Section 2.6 to the Credit Agreement; and (z) to each Grantor's knowledge, all Account Debtors have the capacity to contract.

          (g)   With respect to any Inventory scheduled or listed on the most recent Collateral Report delivered to Agents pursuant to the terms of this Security Agreement or the Credit Agreement, (i) such Inventory is located at one of the applicable Grantor's locations set forth on Schedule III hereto, (ii) other than Eligible In-Transit Inventory and Eligible Storage Inventory, no Inventory is now, or shall at any time or times hereafter be stored at any other location without Administrative Agent's prior consent, and if Administrative Agent gives such consent, each applicable Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) the applicable Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the separate Liens granted to each Agent and except for Permitted Encumbrances, (iv) except as specifically disclosed in the most recent Collateral Report delivered to Administrative Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by either Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.

          (h)   No Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office, perfected Liens in favor of Administrative Agent and Liens in favor of Term Agent on each Grantor' s Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect each of Administrative Agent's Lien and Term Agent's Lien on each Grantor's Patents, Trademarks or Copyrights shall have been duly taken.

          (i)    All motor vehicles owned by each Grantor are listed on Schedule V hereto, by model, model year and vehicle identification number ("VIN"). Pursuant to Section 6.15 of the Credit Agreement, each Grantor shall deliver to Administrative Agent or Term Agent, as applicable in accordance with Annex C to the Credit Agreement, a motor vehicle certificate of title for all motor vehicles from time to time owned by it and shall cause those title certificates to be filed (with the applicable Agents' liens noted thereon) in the appropriate state motor vehicle filing office.

          (j)    No Grantor is party to any Commercial Tort Claim except as disclosed in writing to Agents from time to time after the date hereof in accordance with Section 5(a)(ix) hereof.

          (k)   Schedule VI hereto lists all Deposit Accounts (including all Blocked Accounts, Concentration Accounts and Disbursement Accounts) of each Grantor. All action by any Grantor necessary or desirable to protect and perfect each of the Lien of Administrative Agent and the Lien of Term Agent on each such Deposit Account (including establishing each of Administrative Agent's and Term Agent's "control" (within the meaning of 9-104 of the Uniform Commercial Code of the relevant state) with respect to such Deposit Account) has been duly taken; provided, that, except as otherwise set forth in the Credit Agreement, each of Administrative Agent and Term Agent hereby agrees that it shall not issue any instructions directing disposition of funds in any such Deposit Account or otherwise exercise "control" (within the meaning of 9-104 of the Uniform Commercial Code of the relevant state) of any such Deposit Account until after and during the continuance of an Event of Default. Each of the Lien of Administrative Agent, for the benefit of the Revolver Secured Parties, and the Lien of Term Agent, for the benefit of Term Secured Parties, on the Collateral listed on Schedule III hereto is prior to all other Liens, subject in the case of priority only to (1) Permitted Encumbrances, (2) in the case of the Lien granted to Term Agent in Revolver Primary Collateral, the Lien in favor of Administrative Agent, and (3) in the case of the Lien granted to Administrative Agent in all Collateral listed on Schedule III hereto other than Revolver Primary Collateral, the Lien in favor of Term Agent. Each such Lien is enforceable as such against any and all creditors of and purchasers from any Grantor.

        5.    COVENANTS.    Each Grantor covenants and agrees with each Agent, for the benefit of the respective Secured Parties, that from and after the date of this Security Agreement and until the Termination Date:

          (a)    Further Assurances: Pledge of Instruments; Chattel Paper.

            (i)    At any time and from time to time, upon the written request of either Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as such Agent may deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of such Agent of any License or Contract held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

            (ii)   Unless such Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall, in accordance with Annex A to the Credit Agreement, deliver to Administrative Agent or Term Agent, as applicable, all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same.

            (iii)  Each Grantor shall, in accordance with the terms of the Credit Agreement, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and each Credit Party shall in all instances obtain signed acknowledgements of Agents' Liens from bailees having possession of any Grantor's Goods that they hold for the benefit of the Agents.

            (iv)  If required by the terms of the Credit Agreement and not waived by Agents in writing (which waiver may be revoked), each Grantor shall obtain an executed agreement from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor, in form and substance reasonably satisfactory to each Agent, establishing each of the Administrative Agent's and Term Agent's "control" (within the meaning of Section 8-106 or 9-106 of the Uniform Commercial Code of the relevant state) with respect to such uncertificated Security, Securities Account, Securities Entitlement, Commodity Contract or Commodity Account.

            (v)   In accordance with Section 2.6 of the Credit Agreement, each Grantor shall obtain a blocked account, lockbox or similar agreement with each bank or financial institution holding a Deposit Account for such Grantor, in form and substance reasonably satisfactory to each Agent, establishing each of the Administrative Agent's and Term Agent's "control" (within the meaning of Section 9-104 of the Uniform Commercial Code of the relevant state) with respect to such Deposit Account.

            (vi)  Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Agents thereof and promptly thereafter enter into a multi-party agreement with Agents and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agents and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Agents.

            (vii) Each Grantor shall take all steps necessary to grant the Administrative Agent or Term Agent, as applicable in accordance with Annex C to the Credit Agreement, control of all electronic chattel paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

            (viii) Each Grantor hereby irrevocably authorizes each Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Agents promptly upon request. Each Grantor also ratifies its authorization for each Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

            (ix)  Each Grantor shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify each Agent of any Commercial Tort Claim acquired by it and unless otherwise consented by Agents, such Grantor shall enter into a supplement to this Security Agreement, granting to each Agent a Lien in such Commercial Tort Claim.

          (b)    Maintenance of Records.    Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with both Agents' consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Congress Financial Corporation (Southwest), as Administrative Agent, for the benefit of Revolver Secured Parties, and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Term Agent, for the benefit of Term Secured Parties."

          (c)    Covenants Regarding Patent, Trademark and Copyright Collateral.

            (i)    Grantors shall notify Agents immediately if they know or have reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same unless the same is not material to Grantor's business.

            (ii)   In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agents prior written notice thereof, and, upon request of either Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Administrative Agent may request to evidence such Agent's Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

            (iii)  Grantors shall take all actions necessary or requested by either Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

            (iv)  In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(ix) of this Security Agreement. Such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as either Agent shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

          (d)    Indemnification.    In any suit, proceeding or action brought by either Agent or any Secured Party relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep both Agents and all Secured Parties harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of either Agent or any Secured Party, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of such Agent or such Secured Party as finally determined by a court of competent jurisdiction. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against the Agents or any Secured Party.

          (e)    Compliance with Terms of Accounts, etc.    In all material respects, each Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

          (f)    Limitation on Liens on Collateral.    No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Encumbrances, and will defend the right, title and interest of each Agent and the respective Secured Parties in and to any of such Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

          (g)    Limitations on Disposition.    No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, except in each case as permitted by the Credit Agreement.

          (h)    Further Identification of Collateral.    Grantors will, if so requested by either Agent, furnish to such Agent, as often as such Agent requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as such Agent may reasonably request, all in such detail as such Agent may specify.

          (i)    Notices.    Grantors will advise either Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Loan Document.

          (j)    No Reincorporation.    Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Agents.

          (k)    Terminations; Amendments Not Authorized.    Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Agents and agrees that it will not do so without the prior written consent of Agents, subject to such Grantor's rights under Section 9-509(d)(2) of the Code.

          (l)    Authorized Terminations.    Each Agent will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with Section 12.2(c) of the Credit Agreement.

        6.    EACH AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

        On the Closing Date each Grantor shall execute and deliver to each Agent a power of attorney (the "Power of Attorney") substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The separate powers conferred on Administrative Agent, for the benefit of Revolver Secured Parties, and on Term Agent, for the benefit of Term Secured Parties, under each Power of Attorney are solely to protect each such Agent's interests (for the benefit of the respective Secured Parties) in the Collateral and shall not impose any duty upon either Agent or any Secured Party to exercise any such powers. Each Agent agrees that (a) except for the powers granted in clause (h) of the applicable Power of Attorney, it shall not exercise any power or authority granted under such Power of Attorney unless an Event of Default has occurred and is continuing, and (b) each Agent shall account for any moneys received by such Agent in respect of any foreclosure on or disposition of Collateral pursuant to the applicable Power of Attorney provided that neither Agent nor any Secured Party shall have any duty as to any Collateral, and each Agent and the respective Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENTS, SECURED PARTIES OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ADMINISTRATIVE AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

        7.    REMEDIES: RIGHTS UPON DEFAULT.

          (a)   In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, either Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event either Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on such Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Either Agent or any Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Revolver Secured Parties or Term Secured Parties, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Either Agent shall have the right to conduct such sales on any Grantor's premises or elsewhere and shall have the right to use any Grantor's premises without charge for such time or times as such Agent deems necessary or advisable.

        If any Event of Default shall have occurred and be continued, each Grantor further agrees, at either Agent's request, to assemble the Collateral and make it available to such Agent at a place or places designated by such Agent which are reasonably convenient to such Agent and such Grantor, whether at such Grantor's premises or elsewhere. Until such Agent is able to effect a sale, lease, or other disposition of Collateral, such Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by such Agent. Such Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of such Agent. Such Agent may, if it so elects, during the continuance of an Event of Default, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of such Agent's remedies (for the benefit of the respective Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Such Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by such Agent of any other amount required by any provision of law, need such Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against either Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of such Agent or such Secured Party as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by either Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees and other expenses incurred by either Agent or any Secured Party to collect such deficiency.

          (b)   Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

          (c)   To the extent that applicable law imposes duties on the either Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the either Agent (i) to fail to incur expenses reasonably deemed significant by such Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure such Agent against risks of loss, collection or disposition of Collateral or to provide to such Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by such Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist such Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by such Agent would not be commercially unreasonable in such Agent's exercise of remedies against the Collateral and that other actions or omissions by such Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on either Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

          (d)   Neither Agent nor any Secured Party shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither Agent nor any Secured Party shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agents or any Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

          (e)   Notwithstanding anything to the contrary contained herein, each of the Administrative Agent and the Term Agent covenants that it shall not exercise any rights or remedies (other than make any filings in order to protect, preserve and maintain such Agent's security interest hereunder) under this Agreement except as in accordance with the Credit Agreement including without limitation Annex C thereto.

        8.    GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL.    For the purpose of enabling Agents to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as each Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to each of Administrative Agent, for the benefit of Revolver Secured Parties, and to Term Agent, for the benefit of Term Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

        9.    LIMITATION ON AGENTS' AND SECURED PARTIES' DUTY IN RESPECT OF COLLATERAL.    Each Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of such Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

        10.    REINSTATEMENT.    This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        11.    NOTICES.    Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

        12.    SEVERABILITY.    Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Agents, the Secured Parties and Grantors with respect to the matters referred to herein and therein.

        13.    NO WAIVER; CUMULATIVE REMEDIES.    Neither Agent nor any Secured Party shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Administrative Agent and then only to the extent therein set forth. A waiver by either Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of either

Agent or any Secured Party, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by each Agent and Grantors.

        14.    LIMITATION BY LAW.    All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

        15.    TERMINATION OF THIS SECURITY AGREEMENT.    Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

        16.    SUCCESSORS AND ASSIGNS.    This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Agents, for the benefit of the respective Secured Parties, hereunder, inure to the benefit of respective Agent and respective Secured Parties, all future holders of any instrument evidencing any of the Obligations and their respective permitted successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Administrative Agent, for the benefit of Revolver Secured Parties, or Lien granted to Term Agent, for the benefit of Term Secured Parties, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

        17.    COUNTERPARTS.    This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agents, electronic means, all of which shall be equally valid.

        18.    Conflict of Terms.    In the event of any conflict between the terms hereof and the intercreditor provisions of Annex C to the Credit Agreement, the terms of the intercreditor provisions of Annex C shall govern and control.

        19.    GOVERNING LAW.    EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH GRANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTORS, AGENTS AND SECURED PARTIES PERTAINING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENTS, SECURED PARTIES AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO

BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE EITHER AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GRANTOR AT THE ADDRESS SET FORTH ON SECTION 12.10 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

        20.    WAIVER OF JURY TRIAL.    BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENTS, SECURED PARTIES, AND GRANTORS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

        21.    SECTION TITLES.    The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        22.    NO STRICT CONSTRUCTION.    The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

        23.    ADVICE OF COUNSEL.    Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

        24.    BENEFIT OF SECURED PARTIES.    All Liens granted or contemplated hereby to Administrative Agent shall be for the benefit of Revolver Secured Parties and all Liens granted or contemplated hereby to Term Agent shall be for the benefit of Term Secured Parties and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

        25.    CONFLICT OF TERMS.    In the event of any conflict between the terms hereof and the intercreditor provisions of Annex C to the Credit Agreement, the terms of the intercreditor provisions of Annex C shall govern and control.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

COFFEYVILLE CRUDE TRANSPORTATION, INC.
COFFEYVILLE GROUP HOLDINGS, LLC
COFFEYVILLE NITROGEN FERTILIZERS, INC.
COFFEYVILLE PIPELINE, INC.
COFFEYVILLE REFINING & MARKETING, INC.
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
COFFEYVILLE RESOURCES MANAGEMENT, INC.
COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC
COFFEYVILLE RESOURCES PIPELINE, LLC
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
COFFEYVILLE RESOURCES TERMINAL, LLC
COFFEYVILLE TERMINAL, INC.
COFFEYVILLE RESOURCES, LLC
By:
Name:
Title:

CONGRESS FINANCIAL CORPORATION (SOUTHWEST), as Administrative Agent
By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Term Agent
By:
Name:
Title:

S-1

SCHEDULE I
to
SECURITY AGREEMENT

FILING JURISDICTIONS

SCHEDULE II
to
SECURITY AGREEMENT

INVESTMENT PROPERTY
INSTRUMENTS
CHATTEL PAPER
AND
LETTER OF CREDIT RIGHTS

[to be completed by Grantors]

SCHEDULE III
to
SECURITY AGREEMENT

SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL
AND RECORDS CONCERNING EACH GRANTOR'S COLLATERAL

[TO BE COMPLETED FOR EACH GRANTOR]

I.
Grantor's official name:

II.
Type of entity (e.g., corporation, partnership, business trust, limited partnership, limited liability company):

III.
Organizational identification number issued by Grantor's state of incorporation or organization or a statement that no such number has been issued:

IV.
State or Incorporation or Organization of:

V.
Chief Executive Office and principal place of business of:

VI.
Corporate Offices of:

VII.
Warehouses:

VIII.
Other Premises at which Collateral is Stored or Located:

IX.
Locations of Records Concerning Collateral:

[to be completed by Grantors]

SCHEDULE IV
to
SECURITY AGREEMENT

PATENTS, TRADEMARKS AND COPYRIGHTS

[XYZ]	[ABC]	[DEF]

[to be completed by Grantors]

SCHEDULE V
to
SECURITY AGREEMENT

Name of Grantor	Motor Vehicle Make/Model	Model Year	VIN

[to be completed by Grantors]

SCHEDULE VI
to
SECURITY AGREEMENT

DEPOSIT ACCOUNTS

Name of Grantor	Financial Institution	Account Number	Name of Account

[to be completed by Grantors]

EXHIBIT A

POWER OF ATTORNEY

        This Power of Attorney is executed and delivered by                     , a                        corporation ("Grantor") to [CONGRESS FINANCIAL CORPORATION (SOUTHWEST) as Administrative Agent [OR] CREDIT SUISSE FIRST BOSTON acting through its Cayman Islands Branch, as Term Agent] for the benefit of [Revolver][Term] Secured Parties, under a Credit Agreement and a Security Agreement, both dated as of May 10, 2004, and other related documents (the "Loan Documents"). No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocable waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney's written consent.

        Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Loan Documents and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following: (a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor; (b) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property; (d) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor's property; (f) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports: (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without Grantor's signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as the Administrative Agent may deem appropriate and to execute in Grantor's name such financing statements and amendments thereto and continuation statements which may require the Grantor's signature; and (i) execute, in connection with any sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney's option and Grantor's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor's property or assets and Attorney's Liens thereon, all as fully and effectively as Grantor might do. Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, this Power of Attorney is executed by Grantor, and Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this       day of               .

[ GRANTOR ]
By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

        On this      day of               , 200  , [officer's name] who is personally known to me appeared before me in his/her capacity as the [title] of [Grantor] ("Grantor") and executed on behalf of Grantor the Power of Attorney in favor of [Congress Financial Corporation (Southwest) OR Credit Suisse First Boston] to which this Certificate is attached.

Notary Public

QuickLinks

  Exhibit 10.5
SECURITY AGREEMENT
SCHEDULE I to SECURITY AGREEMENT FILING JURISDICTIONS
SCHEDULE II to SECURITY AGREEMENT INVESTMENT PROPERTY INSTRUMENTS CHATTEL PAPER AND LETTER OF CREDIT RIGHTS
SCHEDULE III to SECURITY AGREEMENT SCHEDULE OF OFFICES, LOCATIONS OF COLLATERAL AND RECORDS CONCERNING EACH GRANTOR'S COLLATERAL
SCHEDULE IV to SECURITY AGREEMENT PATENTS, TRADEMARKS AND COPYRIGHTS
SCHEDULE V to SECURITY AGREEMENT
SCHEDULE VI to SECURITY AGREEMENT DEPOSIT ACCOUNTS
EXHIBIT A POWER OF ATTORNEY